SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: January 14, 2005

S3 INVESTMENT COMPANY, INC.
 (Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	000-28767	33-0906297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Idenfication No.)

43180 Business Park Dr., Temecula, CA 92590
(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-3618

________________________________________
(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On January 11, 2005, the Registrant appointed Brad Smith as Executive Vice President of the Company.

The following biographical information is provided:

Brad Smith - Mr. Smith has an extensive background in legal and contractual matters and a wide range of business experience in and outside of the US. Brad is fluent in Japanese and business conversant in Chinese and will immediately participate in the Companies subsidiaries SINO UJE and Redwood Capital and their business in China. Mr. Smith has fifteen years experience in business development, international trade, finance, competitive business intelligence and intellectual property consulting. Previously, he was co-founder and Chief Operating Officer of IP Intelligence, LLC, a consulting firm providing intellectual property services. He has an M.B.A. in International Management from Thunderbird, The American Graduate School of International Management. Mr. Smith earned a J.D. from Gonzaga University School of Law and completed Santa Clara University School of Law's International Law Program held in Tokyo, Japan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S3 INVESTMENT COMPANY, INC.

Date: January 14, 2005	By: /s/ Chris Bickel
Chris Bickel, Chief Executive Officer